Exhibit 99.1

Calumet Completes Upsized Notes Offering

INDIANAPOLIS, January 12, 2026 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) today announced that its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (together with the Partnership, the “Issuers”), closed their private placement (the “Offering”) under Rule 144A and Regulation S under the Securities Act of 1933, as amended, of $405 million in aggregate principal amount of 9.75% Senior Notes due 2031 (the “Notes”). The Notes were issued at 98.996% of par for net proceeds of approximately $393 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Offering was upsized to $405 million in aggregate principal amount of Notes from the original offering size of $350 million in aggregate principal amount of Notes.

As previously announced, Calumet intends to use all of the net proceeds from the Offering, together with cash on hand and borrowings under its revolving credit facility, to redeem all of the Issuers’ outstanding 11.00% Senior Notes due 2026 (the “2026 Notes”) and all of the Issuers’ outstanding 8.125% Senior Notes due 2027 (the “2027 Notes”) (collectively, the “Redemptions”). This press release does not constitute a notice of redemption with respect to the 2026 Notes or the 2027 Notes.

“The broad support for this over-subscribed offering was largely a result of over $220 million of restricted group debt reduction in 2025, driven by substantial cost reductions and operational improvements,” said Todd Borgmann, CEO. “The upsized offering, combined with revolver capacity created from over $120 million of cash generated in the second half of 2025, is being used to eliminate all near-term senior note maturities. This provides a runway to enhanced value creation through continued strong, dependable specialties business cash flow and Montana Renewables’ MaxSAF™ 150 expansion.”

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the use of proceeds from the Offering and the Redemptions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Company and other filings with the SEC by the Company. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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